Rule 424(b)(3)
                                                      Registration No. 333-79465


PRICING SUPPLEMENT NO.        3        , Dated   April 3, 2000
                       ---------------          ---------------
To Prospectus Dated     June 17, 1999
                       ---------------


                          WASHINGTON GAS LIGHT COMPANY
                           MEDIUM-TERM NOTES, SERIES E
                     DUE ONE YEAR OR MORE FROM DATE OF ISSUE


Principal Amount: $4,000,000       [x] Fixed Rate Note   [ ] Floating Rate Note
                  -----------

Issue Price (as a percentage of    [x] Book Entry Note   [ ] Certificated Note
         principal amount):    100%
                              ------

Original Issue Date:    April 6, 2000
                      ------------------

Maturity Date:          April 6, 2010
                      ------------------

[X] The Offered Notes cannot be redeemed prior to maturity.

[ ] The Offered Notes may be redeemed prior to maturity.

[ ] The Offered Notes are not subject to repurchase.

[ ] The Offered Notes are subject to repurchase on 4/1/2010 at a repurchase price equal to 100%.

Applicable Only to Fixed Rate Notes:
------------------------------------

         Interest Rate:    7.50%  per annum.
                         --------

         Interest Payment Dates:  March 15 and September 15

Applicable Only to Floating Rate Notes:
---------------------------------------

         Base Rate:                                  Maximum Interest Rate:
         [ ]  Commercial Paper Rate                  Minimum Interest Rate:
         [ ]  LIBOR                                  Interest Reset Dates:
         [ ]  Treasury Rate                          Interest Reset Period:
                                                     Interest Payment Dates:
                                                     Interest Payment Period:

          Initial Interest Rate:
                                  ------------
                 Index Maturity:
                                  ------------
         Spread (plus or minus):
                                  ------------
              Spread Multiplier:
                                  ------------

Banc One Capital Markets acted as agent in connection with this transaction.